UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): April 21, 2006
ELECTRIC CITY CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization)	(Commission File #)	(IRS Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Press Release

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On April 21, 2006, Electric City Corp. (“Electric City” or the “Company”) received a notice from the American Stock Exchange (the “Exchange”) informing it that after a review of its most recent Annual Report on Form 10-K the Exchange has determined that the Company is not in compliance with Section 1003(a)(iii) of the Company Guide. Section 1003(a)(iii) requires a listed company to maintain shareholder equity of at least $6 million if it has sustained losses from continuing operations and/or net losses in its most recent five fiscal years.
The AMEX notice requires Electric City submit a plan by May 22, 2006 advising the Exchange of action the Company has taken or will take that will bring the Company into compliance with the listing standards within eighteen months. The plan is required to include specific milestones, quarterly financial projections, and details related to any strategic initiatives that Electric City plans to complete. The AMEX’s Listings Qualifications Department will evaluate the plan and make a determination as to whether the Company has made a reasonable demonstration of an ability to regain compliance with the continued listing standards within specified timeframes, in which case the plan will be accepted. If the plan is accepted, the Company may be able to continue listing during the plan period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. Electric City is in process of considering what action to take and preparing a response to the Exchange’s notice. If the Company fails to submit a plan within the required time, or if the plan is not accepted, the Company will be subject to delisting procedures.
A copy of the press release relating to the notification described above is attached as exhibit 99.1 and incorporated herein by reference.
This Form 8-K contains forward-looking statements regarding preparation of a response to the American Stock Exchange on or before May 22, 2006. There can be no assurance that the Company will be able to prepare a plan, or if it does, that such plan will be deemed acceptable to the Exchange or that the Company will make progress consistent with any such plan, or that the Company will be able to continue its listing on the American Stock Exchange.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits

99.1 Press release issued by Electric City Corp. dated April 26, 2006

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELECTRIC CITY CORP.:
Dated: April 26, 2006	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer